UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DMC Beverage Corp.

(Exact name of registrant as specified in its charter)

Delaware	01-0638346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19563 East Mainstreet, Suite 206 - i
Parker, CO	80138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

- None-

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the

following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the

following box.   [X]

Securities Act registration statement file number to which this form relates:

333-190831

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.0001	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

See "Description of Securities" in DMC Beverage Corp. Registration Statement on Form S-1 (File No. 333-190831) which is hereby incorporated by reference.

Item 2.   Exhibits

NO.	DESCRIPTION	FILED WITH	DATE FILED
3	Articles of Incorporation	Form S-1	August 27, 2013
3.1	Amendment to Articles of Incorporation	Form S-1/A	November 12, 2013
3.2	Bylaws	Form S-1/A	November 12, 2013
5.1	Opinion of counsel	Form S-1	August 27, 2013
10.1	Employment Agreement between the registrant and Donald Mack, signed July 1, 2012	Form S-1/A	November 12, 2013
10.2	Employment Agreement between the registrant and Robert Paladino, signed July 1, 2012	Form S-1/A	November 12, 2013
10.3	Stock Option Agreement between the registrant and George Palmer, signed March 15, 2012	Form S-1/A	November 12, 2013
10.4	Stock Option Agreement between the registrant and Donald Mack, signed March 15, 2012	Form S-1/A	November 12, 2013
10.5	Consulting Agreement between the registrant and Wittler International Inc., signed January 2, 2014	Form 8-K	January 15, 2014
99.1	Employment Agreement between the registrant and Robert Paladino, signed July 1, 2012	Form S-1	August 27, 2013
99.2	Employment Agreement between the registrant and Donald Mack, signed July 1, 2012	Form S-1	August 27, 2013

See "Exhibits" in DMC Beverage Corp.'s Registration Statement on Form S-1 (File No. 333-190831) which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DMC Beverage Corp.

/s/ Donald G. Mack

By: Donald G. Mack

Chief Executive Officer

Dated:   May 22, 2014